UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
AUGUST 20, 2007
INDEX

		Page

SECTION 4	MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS	3

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report	3

SIGNATURES		5

LAPOLLA INDUSTRIES, INC.
FORM 8-K
AUGUST 20, 2007

As used in this report, “LaPolla” and the “Company” or “Us” or “We” or “Our” refer to LaPolla Industries, Inc., a Delaware corporation, unless the context otherwise requires.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

(a)           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

As previously reported on our Form 8-K dated July 10, 2007, as amended, Section 4 – Matters Related to Accountants and Financial Statements, Item 4.01 – Changes in Registrant’s Certifying Accountant, Paragraphs (a) and (b), the Company dismissed its former independent accountant, Baum & Company, PA (“Baum”), and engaged a new independent accountant, Hein & Associates LLP (“Hein”), on July 12, 2007. As part of the new engagement, Hein reviewed the Company’s unaudited interim financial information for the three and six months ended June 30, 2007 and made certain recommendations to the Company to reevaluate the accounting treatment and disclosure of certain matters in reports previously filed with the SEC.

The Company’s Board of Directors ratified and approved the Form 10-K/A for the Year Ended December 31, 2006 and Form 10-Q/A for the Quarter Ended March 31, 2007 on August 20, 2007, upon recommendation of the Audit Committee, which approved both amended reports on August 20, 2007.  We amended the foregoing filings as follows:

1.	Form 10-K/A for the Year Ended December 31, 2006

(i)           Restatement of Deferred Income Tax Asset and Income Tax Benefit-Deferred - The Company believed that an appropriate set of circumstances existed based on various management assumptions and projections in the fourth quarter and year ended December 31, 2005 that would make a certain portion of its eligible cumulative losses from continuing operations recoverable for income tax purposes and established a deferred income tax asset for an amount equal to the amount it deemed more likely than not would be realized during 2006. The carrying amount of the deferred income tax asset was evaluated on a quarterly basis and adjusted in light of changing circumstances for each of the four quarters and year ended December 31, 2006. Baum concurred with the Company’s accounting treatment. Notwithstanding the foregoing, the Company reevaluated its recognition of a portion of its deferred income tax asset from continuing operations and has determined to reverse the amounts previously recognized until such time that the Company exceeds break-even or marginal cumulative profitability. Accordingly, the Company has increased the valuation allowance related to its deferred income tax asset to fully reserve the carrying value of its deferred income tax asset and restated its results for each of the four quarters and year ended December 31, 2006 and the fourth quarter and year ended December 31, 2005 to reflect the adjustments. The aggregate financial data originally presented was affected by the restatement. The Company fully updated all affected portions of this amended report, including the consolidated financial statements and related notes, MD&A, selected financial data, and quarterly financial data, to reflect the restatement.

2.	Form 10-Q/A for the Quarter Ended March 31, 2007

(i)           Reclassification of Other Current Assets to Trade Receivables, Net– To classify credit insurance receivables as a Trade Receivables for the quarter ended March 31, 2007. The Company reclassified the amount of claims filed under its credit insurance policies as Other Current Assets whenever it was determined that those trade receivables covered under its credit insurance policy were uncollectible when these amounts should have maintained their classification as Trade Receivables. The aggregate financial data originally presented was not affected by the reclassification.

(ii)           Reclassification of Prepaid Expenses to Other Non-Current Assets– To classify the fees charged to the Company in connection with the Credit Facility entered into with ComVest Capital LLC (“ComVest”) on February 21, 2007 as an Other Non-Current Asset for the quarter ended March 31, 2007. The Company recorded the transaction fees related to the Credit Facility as a Prepaid Expense when the amount should have been classified as an Other Non-Current Asset. The aggregate financial data originally presented was not affected by the reclassification.

(iii)           Restatement of Deferred Income Tax Asset and Income Tax Benefit-Deferred– To fully reserve the carrying value of our deferred income tax asset for continuing operations for the quarters ended March 31, 2007 and 2006 and year ended December 31, 2006. The Company believed that an appropriate set of circumstances existed based on various management assumptions and projections in the fourth quarter and year ended December 31, 2005 that would make a certain portion of its eligible cumulative losses from continuing operations recoverable for income tax purposes and established a deferred income tax asset for an amount equal to the amount it deemed more likely than not would be realized during 2006. The carrying amount of the deferred income tax asset was evaluated on a quarterly basis and adjusted in light of changing circumstances for each of the four quarters and year ended December 31, 2006 and the first quarter of 2007. Baum concurred with the Company’s accounting treatment. Notwithstanding the foregoing, the Company reevaluated its recognition of a portion of its deferred income tax asset from continuing operations and has determined to reverse the amounts previously recognized until such time that the Company exceeds break-even or marginal cumulative profitability. The Company has increased the valuation allowance related to its deferred income tax asset to fully reserve the carrying value of its deferred income tax asset and restated its results for each of the four quarters and year ended December 31, 2006 and the fourth quarter and year ended December 31, 2005 to reflect the adjustments. The aggregate financial data originally presented was affected by the restatement.

(iv)           Reclassification of Revolving Credit Note– To classify the Revolving Credit Note liability as an Other Liability on the face of the condensed consolidated balance sheets for the quarter ended March 31, 2007. The Company classified the Revolving Credit Note liability (originally reflected as “Line of Credit”) as a Current Liability on the condensed consolidated balance sheets when it should have been classified as an Other Liability based on its February 28, 2009 maturity date.  The aggregate financial data originally presented was not affected by the reclassification.

(v)           Restatement of Convertible Term Note and Revolving Credit Note Liabilities and Interest Expense– To account for the fair value of warrants as additional paid-in capital and reduce the carrying values of the convertible term note and revolving credit note for the quarter ended March 31, 2007 by such amount. The Company did not account for the fair value of the warrants issued in connection with the Credit Facility entered into with ComVest. The fair value of the warrants has been allocated between the convertible term note and revolving credit note based upon their relative values at the grant date and is being amortized over the life of the notes using the effective interest method. The aggregate financial data originally presented was affected by the restatement.

(vi)           Disclosure of Accounting for Registration Payment Arrangements– To disclose the registration payment arrangement entered into between the Company and ComVest in accordance with FASB Staff Position No. EITF 00-19-2. The Company entered into a Registration Rights Agreement contemporaneously with the establishment of a Credit Facility with ComVest on February 21, 2007, which agreement contains certain provisions that may require the Company to pay ComVest certain fees upon the happening of certain events.  Although the Company has determined that no liability is probable at this time under the agreement, the Company is required to fully disclose certain aspects of the agreement in case certain events occur which require the Company to record a liability under the agreement.

The Company has fully updated all affected portions of this amended report, including the condensed consolidated financial statements and related notes and MD&A, to reflect the restatements, reclassification, and disclosure described above.

Conclusion

Based on the foregoing, Management concluded that, as of August 20, 2007, the previously issued financial statements in the Form 10-K for the Fiscal Year Ended December 31, 2006 and related audit report and Form 10-Q for the Quarterly Period Ended March 31, 2007 should not be relied upon.

The Company will immediately hereafter file the Form 10-K/A for the Fiscal Year Ended December 31, 2006 and Form 10-Q/A for the Fiscal Quarter Ended March 31, 2007, which includes the above referenced restatements, reclassifications, and disclosure for the affected periods described above, and which will render the financial statements and related notes for the affected periods reliable.

The Audit Committee discussed the matters disclosed with the Company’s independent registered public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2007	LAPOLLA INDUSTRIES, INC.

/s/ Michael T. Adams
Michael T. Adams
Chief Governance Officer